                                                               EXHIBIT 10.4



  SECURITY AGREEMENT AND ENCUMBRANCE AGAINST ALL CARRIER AIRCRAFT
        ENGINES, PROPELLERS, APPLIANCES AND SPARE PARTS

              [Pursuant to 14 CFR Section 49.51 et seq.]

          Aircraft Owner:  Great Lakes Aviation, Ltd.

                Aircraft Operator:  Great Lakes

         Spare Parts Locations:  See Attached Exhibit C

     This Security Agreement And Encumbrance Against Air Carrier Aircraft Engines, Propellers, Appliances And Spare Parts ("Security Agreement") is made and entered into on this 11th day of July, 1997, by and between GREAT LAKES AVIATION, LTD., an Iowa corporation, with its principal place of business at 1965 - 330th Street, Spencer, Iowa 51301 (hereinafter "Debtor"), and RAYTHEON AIRCRAFT CREDIT CORPORATION, a Kansas corporation, with its principal place of business at 10511 East Central, Wichita, Kansas 67206 (hereinafter "Secured Party"). This Security Agreement is sometimes hereinafter referred to as the "Agreement".

     In consideration of the mutual promises, covenants and representations set forth herein, the Negotiable Promissory Note executed of even date hereof (hereinafter "New Promissory Note") and the Agreement Pertaining To Loans And Leases executed of even date hereof (hereinafter "New Loan Agreement"), the parties hereto agree as follows:

     1.   GRANT OF SECURITY INTEREST.   To secure the payment of
Debtor's obligation under the New Promissory Note executed in conjunction with this Security Agreement and dated of even date hereof, together with any and all other indebtedness owed by Debtor to Secured Party as described in the New Loan Agreement as well as Exhibits A and B attached hereto (whether now existing or hereafter arising), as well as any renewals, extensions or changes in the form of said obligation or indebtedness, Debtor grants to Secured Party a security interest in: (a) all of the aircraft engines identified on Exhibit D attached hereto and incorporated herein by reference (the "Engines"), which Engines are rated at 750 or more takeoff horsepower or the equivalent; and (b) all of the air carrier aircraft engines, propellers, appliances, spare parts, avionics, accessories, instruments, rotables, equipment (including ground support equipment), subassemblies, tools, kits, consumables, components and related items for installation in or use in connection with Debtor's Beechcraft Model 1900 type airplanes (hereinafter collectively "Spare Parts") which Debtor owns. Debtor grants to Secured Party a security interest in all of the aforesaid Engines and Spare Parts, whether now existing or hereafter acquired. In order to allow Secured Party to record and perfect its security interest in the Engines and Spare Parts pursuant to 14 CFR
Section 49.51 et seq.,  Debtor hereby covenants and agrees that:

     (i) Debtor is an air carrier holding a certificate issued under 40 U.S.C. Section 44705; and

     (ii) All of the above-mentioned Spare Parts will at all times and until installed or used (in the ordinary course of Debtor's business) in an aircraft belonging to Debtor, be located and stored at Debtor's facilities or hangars at the locations listed on Exhibit C. Debtor shall not warehouse, inventory or store any of the Spare Parts at any other location without first obtaining the written consent of Secured Party and without first executing and filing with the FAA Registry a certificate pursuant to applicable sections of the Code or Federal Regulations evidencing such change of location and such other documents as may be required by Secured Party.

     The above-described Engines and Spare Parts in this Section 1 are sometimes hereinafter collectively referred to as the "Collateral."

     2. DEBTOR'S WARRANTY OF TITLE. Except for the security interest granted herein or previously granted Secured Party, Debtor warrants that it is (or, to the extent the Collateral is to be acquired hereafter, will be) the owner of the Collateral free from any security interest, lien or encumbrance. Debtor further warrants that it will defend the Collateral against all claims and demands of any person claiming any interest therein by virtue of any such security interest, lien or encumbrance.

     3. DEBTOR WILL EXECUTE AND DELIVER DOCUMENTS. At Secured Party's request, Debtor shall promptly furnish such information and execute and deliver such documents and do all such acts and things as Secured Party may reasonably request as are necessary or appropriate to assist Secured Party in establishing and maintaining a valid security interest in the Collateral and that the security interest granted hereby is perfected to Secured Party's satisfac-tion. Debtor will pay the cost of filing all appropriate documents in all public offices where Secured Party deems such filings necessary or desirable.

     4. OPERATION, MAINTENANCE AND REPAIR. Debtor shall use, operate, maintain, store and repair the Collateral and retain actual control and possession thereof in accordance with each of the following provisions:

     (a) Debtor shall use, maintain, store and repair the Collateral properly, carefully and in complete compliance with all applicable statutes, ordinances, regulations, policies of insurance, manufacturer's recommendations and manufacturer's operating and maintenance manuals and handbooks.

     (b) Debtor shall properly maintain all records pertaining to the maintenance, operation and repair of the Collateral.

     5. INSURANCE. Debtor shall, at all times and at its sole expense, obtain and carry insurance coverage in an amount not less than the full insurable value of the Collateral. All policies of insurance carried in accordance with this section 5 shall name
Secured Party as a loss payee and
provide that the insurance proceeds from any loss involving the Collateral shall be payable to Secured Party up to the amount of the unpaid principal and accrued interest owed by Debtor under the New Promissory Note or other indebtedness from Debtor to Secured Party. The policies shall include coverage against the perils of strikes, riots, civil commotions or labor disturbances, and any act of vandalism, malice, sabotage, conversion, and theft. The policies shall also specify that any losses shall be adjusted by the insurer with Secured Party and Debtor.

     All insurance policies maintained by Debtor in accordance with this section shall also comply with each of the following requirements:

     (1) be issued by insurers of recognized responsibility which are satisfactory to Secured Party;

     (2) provide that if such insurance is canceled for any reason whatsoever, or any substantial change is made in policy terms, conditions or coverage, or the policy is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to Secured Party until thirty (30) days after Secured Party's receipt of written notice from Debtor's insurers of the cancellation, change or lapse in policy terms, conditions or coverage;

     (3) provide that in respect of the interest of Secured Party in such policies, the insurance shall not be invalidated by any action or inaction of Debtor (or any "Permitted Lessee" as defined below in Section 11) and shall insure Secured Party regardless of any breach or violation by Debtor (or any Permitted Lessee) of any warranty, declaration or condition contained in such policies;

     (4) be primary without right of contribution from any other insurance which is carried by Secured Party with respect to its interest in the Collateral;

     (5)  waive any right of subrogation against Secured Party;

     (6) provide that Secured Party shall have no obligation or liability for premiums, commissions, assessments or calls in connection with such insurance policies.

     Debtor shall furnish to Secured Party evidence of the aforesaid insurance coverage in certificate form. Evidence of renewal of each policy shall thereafter be furnished to Secured Party in certificate form. Debtor covenants that it will not do any act or voluntarily suffer or permit any act to be done whereby any insurance required hereunder shall or may be suspended, impaired or defeated.

     6. DEBTOR'S POSSESSION. Debtor may have possession of the Collateral and use it in any lawful manner not inconsistent with this Agreement, except when an Event of Default has occurred and is continuing. In the event Debtor fails to undertake any of the following actions within five (5) days after receipt of Secured Party's written demand for such action, Secured Party, at its option and without assuming any obligation to do so, may discharge taxes, liens, security interests or other encumbrances levied or asserted against the Collateral, may place and pay for insurance thereon, may order and pay for the repair, maintenance and preservation thereof, and may pay any necessary filing or recording fees. Any amounts paid by Secured Party under the preceding sentence shall be added to the unpaid principal balance under the Promissory Note, shall be secured by the Collateral, and shall be payable by Debtor upon demand by Secured Party together with interest at the rate provided for in the Promissory Note until paid in full.

     7. DEBTOR'S COVENANTS. As long as this Agreement remains in effect, Debtor shall furnish Secured Party with such information concerning the location, condition, and use of the Collateral as Secured Party may reasonably request, and Debtor shall permit any person(s) designated by Secured Party in writing to inspect the Collateral, wherever located, and all records and manuals maintained in connection therewith and to make copies of such records, and to visit and inspect the properties and facilities of Debtor, provided such visits do not unreasonably interfere with the operations of Debtor, and to discuss the affairs, finances and accounts of Debtor with the principal financial officers of Debtor, all at such reasonable times and as often as Secured Party may reasonably request. Secured Party shall have no duty to make any such inspection and shall not incur any liability or obligation or be deemed to have waived any right by reason of not making any such inspection. Debtor shall also furnish Secured Party with the following:

     (a) within sixty (60) days after the end of each fiscal quarter of Debtor, a balance sheet, a profit and loss statement and a statement of cash flows as of the close of such quarter, prepared in accordance with established accounting principles generally accepted in the United States (hereafter "GAAP") applied on a basis consistent with the most recent audited. financial statements of Debtor, except for changes approved by Debtor's independent auditors;

     (b) as soon as available, but in any event not later than ninety (90) days after the close of each fiscal year of Debtor, an audited financial statement of Debtor (includ-ing a balance sheet, a profit and loss statement and a statement of cash flows) as of the close of such fiscal year, as examined and reported on by Debtor's independent public accountants in accordance with GAAP applied on a consistent basis as specified above in subsection (a);

     (c) concurrently with the delivery of the financial state ments referred to in subsections (a) and (b) of this
          Section 7, an Officer's Certificate stating that, to the best of such officer's knowledge, Debtor during such period has observed and performed all of its covenants and other agreements and satisfied every condition contained in this Agreement to be observed, performed or satisfied by it and that such officer has obtained no knowledge of any Event of Default except as specified in such certificate; and

     (d) from time to time, such other information as Secured Party may reasonably request with respect to the financial condition and operations of Debtor in order to determine whether the covenants, terms and provisions of this Agreement have been complied with by Debtor.

     8. DEBTOR'S DEFAULT. The parties agree that the occurrence of any of the following events shall constitute an "Event of Default:"

     (a) Debtor's failure to make any timely payment of either principal, interest, late payment charges or any other amount required to be paid under the New Promissory Note and this Security Agreement, or Debtor's failure to pay any amount required under the New Loan Agreement (including the Pledge Agreement, Initial Loans, and Airplane Leases as referenced and stated therein);

     (b) Debtor's failure to perform any promise, agreement, obligation, warranty or covenant made by it herein, in the New Promissory Note or under the New Loan Agreement (including but not limited to the Pledge Agreement, Initial Loans, and Airplane Leases as referenced therein), if such default is not cured within five (5) days after Secured Party has given Debtor notice of such failure;

     (c) Debtor's failure to maintain the insurance coverage as specified above in Section 5;

     (d) any material misrepresentation made by Debtor to Secured Party in connection with the New Promissory Note, the New Loan Agreement or this Agreement;

     (e) entry of a money judgment against Debtor, if such judgment is nonappealable and remains undischarged or unstayed for a period in excess of sixty (60) days;

     (f) dissolution, termination of existence, insolvency, business failure, inability to pay debts that arise or accrue after the date of this Agreement as they mature, assignment for the benefit of creditors, or the commencement, with respect to Debtor, of any proceedings (either voluntary or involuntary) under any bankruptcy or insolvency laws;

     (g) appointment of a receiver of any material part or all of Debtor's assets or the commencement of any involuntary proceedings against Debtor under any bankruptcy or insolvency laws, if such appointment or proceeding continues for a period of more than sixty (60) days;

     (h) Debtor entering into any transaction, without the prior written consent of Secured Party, which consent will not be unreasonably withheld, whereby all or substantially all of Debtor's undertakings, property and assets would become the property of any other company, whether by way of reconstruction, reorganization, consolidation, amalgamation, merger, transfer, sale or otherwise;

     (i) default in the payment by Debtor of any indebtedness for borrowed money owed to any creditor other than Secured Party resulting in the acceleration of a material amount of indebtedness greater than U.S. $5,000,000.00 that would reasonably justify Secured Party in deeming itself insecure;

     (j) Debtor's ceasing to be licensed pursuant to U.S. or other applicable law to operate a commercial air service; or

     Should an Event of Default occur, Secured Party may employ all remedies allowed by law, including declaring all indebtedness owed under the New Promissory Note, as well as any other indebtedness or liability of Debtor owed to Secured Party, immediately due and payable. Additionally, Secured Party may require Debtor to assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. The requirements of the Kansas Uniform Commercial Code for reasonable notification to Debtor of the time and place of any proposed public sale of the Collateral or of the time after which any private sale or other intended disposition of the Collateral is to be made shall be met if such notice is mailed, postage prepaid, to Debtor's address, as specified herein, at least ten (10) days before the time of the sale or disposition. After deduction of all reasonable expenses incurred in realizing on this security interest, and after the payment of all principal, interest and late payment charges due under the New Promissory Note, the balance of the proceeds of sale, if any, may be applied to the payment of any or all other indebtedness which Debtor owes Secured Party, regardless of whether such indebtedness is due or not. Debtor shall be liable for any deficiency in its financial obligation under the New Promissory Note, New Loan Agreement and this Agreement after application of such proceeds. Debtor agrees to pay the reasonable attorneys' fees incurred by Secured Party to repossess the Collateral as well as the attorneys' fees incurred in pursuing and collecting any deficiency. If, after a default by Debtor, the Collateral is returned to or recovered by Secured Party, Debtor agrees that Secured Party may move the Collateral for purposes reasonably related to a proposed public or private sale or other disposition of the Collateral.

     9. WAIVERS. No waiver of any covenant, warranty or condi tion of this Agreement, nor of any breach or default hereunder, shall be effective for any purpose whatsoever unless such waiver is in writing and signed by an officer of Secured Party. It is expressly agreed that Secured Party's waiver of any breach or default by Debtor shall constitute a waiver only as to such particular breach or default and not a waiver of any future breach or default.

     10. LIENS. Debtor shall not, directly or indirectly, create, incur, assume or suffer to exist any lien ("Lien") on or with respect to the Collateral, or any part thereof, except:

     (a)  the Lien of Secured Party hereunder;

     (b) Liens for taxes, assessments or other governmental charges owing by Debtor, either not yet due or being contested in good faith (and for the payment of which adequate reserves have been provided) and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Collateral or any part thereof;

     (c) materialmen's, mechanic's, workmen's, repairmen's, employees' Liens or any Lien of a similar nature arising in the ordinary course of Debtor's business, which Lien secures an obligation that is not yet delinquent or is being contested in good faith (and for the payment of which adequate reserves have been provided) and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of the Collateral or any part thereof;

     (d) Liens arising out of any judgment or award against Debtor, provided that the judgment or award secured shall, within sixty (60) days of entry thereof, have been discharged, vacated, reversed or execution thereof stayed pending appeal and shall have been discharged, vacated or reversed within sixty (60) days after the expiration of such stay; and

     (e) any other Lien with respect to which Debtor shall have provided a bond or other means that precludes the holder of the Lien, in the reasonable judgment of Secured Party, from taking any recourse against the Collateral.

Debtor shall promptly, at no expense to Secured Party, take (or cause to be taken) such action as may be necessary to duly discharge any Lien not excepted above if the same shall arise at any time with respect to the Collateral or any part thereof.

     14.  TAXES.   Debtor shall pay or cause to be paid in the manner and at
the time required by applicable law, all federal, state and local taxes (including sales, property, use, value-added, goods and service taxes), assessments and governmental charges or levies imposed upon, or in respect of, the Collateral, this Agreement, any payments made hereunder or under the New Promissory Note, or upon or in respect of Debtor or Debtor's income or profits, or upon any property belonging to Debtor prior to the date on which penalties attach thereto and all lawful claims which, if not paid, become a Lien upon the property of Debtor (all of the above collectively "Taxes"). Debtor shall indemnify and hold Secured Party harmless from liability for the payment of any such Taxes.

     15. LEGAL, VALID, BINDING AND ENFORCEABLE OBLIGATION. Debtor represents and warrants to Secured Party that this Agreement, upon execution and delivery, will constitute the legal, valid and binding obligation of Debtor and shall be enforceable in accordance with its terms. Debtor agrees to furnish Secured Party with written legal opinions, satisfactory in form and substance to Secured Party, verifying the aforesaid representation and warranty.

     16. CHANGES OF ADDRESS AND CHANGE OF BASE. Debtor shall immediately notify Secured Party in writing of any change of address from that shown in this Agreement.

     17. GOVERNING LAW AND FORUM CHOICE. THIS AGREEMENT WAS MADE AND ENTERED INTO IN THE STATE OF KANSAS AND THE LAW GOVERNING THIS TRANSACTION SHALL BE THAT OF THE STATE OF KANSAS AS IT MAY FROM TIME TO TIME EXIST. THE LAW OF THE STATE OF KANSAS SHALL APPLY TO ANY AND ALL MATTERS ARISING FROM OR RELATED TO THIS AGREEMENT AND TRANSACTION INCLUDING ANY ACTIONS UNDERTAKEN BY SECURED PARTY SHOULD AN "EVENT OF DEFAULT" OCCUR. SUCH AS AN ACTION TO OBTAIN POSSESSION OF AND FORECLOSE UPON THE COLLATERAL, AND ALL OTHER REMEDIES WHICH MAY BE AVAILABLE INCLUDING SEEKING A DEFICIENCY JUDGMENT AGAINST DEBTOR. THE

PARTIES AGREE THAT ANY LEGAL PROCEEDING BASED UPON THE PROVISIONS OF THIS AGREEMENT SHALL BE BROUGHT EXCLUSIVELY IN EITHER THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF KANSAS AT WICHITA, KANSAS, OR IN THE EIGHTEENTH JUDICIAL DISTRICT COURT OF SEDGWICK COUNTY KANSAS TO THE EXCLUSION OF ALL OTHER COURTS AND TRIBUNALS. NOTWITHSTANDING THE ABOVE, IN THE EVENT AN "EVENT OF DEFAULT" SHOULD OCCUR SECURED PARTY (AT ITS SOLE OPTION) MAY INSTITUTE A LEGAL PROCEEDING IN ANY JURISDICTION AS MAY BE APPROPRIATE IN ORDER FOR SECURED PARTY TO OBTAIN POSSESSION OF AND FORECLOSE UPON THE COLLATERAL. THE PARTIES HEREBY CONSENT AND AGREE TO BE SUBJECT TO THE JURISDICTION OF THE AFORESAID COURTS IN SUCH PROCEEDINGS.

     18. ENFORCEABILITY. The provisions of this Agreement shall be severable and, if any provisions are for any reason determined to be invalid, void or unenforceable, in whole or in part, the remaining provisions shall remain in full force and effect; provided that the purpose of the remaining valid, effective and enforceable provisions is not frustrated; and provided further that no party is substantially and materially prejudiced thereby.

     19. ASSIGNABILITY. Secured Party shall have the absolute right to assign, transfer or sell any of its rights under this Agreement to any party of its choosing upon giving written notice thereof to Debtor. Debtor may not assign or delegate any of its rights or obligations hereunder without the prior written consent of Secured Party.

     20. BINDING AGREEMENT. All obligations of Debtor hereunder shall bind the heirs, legal representatives, successors and assigns of Debtor. If there be more than one Debtor hereunder, their liabilities shall be joint and several. All rights of Secured Party hereunder shall inure to the benefit of its successors and assigns.

     21. MODIFICATION. This Agreement shall not be changed orally, but only in writing signed by the parties hereto.

     22. NOTICES. Any notice pertaining to this Agreement shall be deemed sufficiently given if personally delivered or sent by registered or certified mail, return receipt requested, to the party to whom said notice is to be given, sent via telecopy with oral confirmation from a person at the receiving office that the transmission has been received, or sent overnight air carrier. Notices sent by registered or certified mail shall be deemed given on the third day after the date of postmark. Notices hand delivered shall be deemed given on the date delivered. Notices forwarded by telecopy shall be deemed given upon the foregoing oral confirmation that the transmission has been received. Notices sent overnight air carrier shall be deemed delivered the day after being forwarded. Until changed by written notice given by either party, the addresses of the parties shall be as follows:

          Debtor:             Great Lakes Aviation, Ltd.
                              Attn: Chairman
                              1965 - 330th Street
                              Spencer, IA 51301
                              Telephone: (712) 262-1000
                              Telecopy: (712) 262-1001

          Secured Party:      Raytheon Aircraft Credit Corporation
                              Attn: President
                              10511 East Central
                              Wichita, Kansas 67206
                              Telephone: (316) 676-8471
                              Telecopy: (316) 676-6975

     The designated addresses of both parties must be located within the United States of America allow for overnight air carrier delivery and be served by telecopy transmission service twenty-four (24) hours daily.

     23.  SIGNATORY AUTHORITY.   The undersigned officer of Debtor verifies
and warrants that he/she has read this Agreement in its entirety, that he/she understands its provisions and purpose, and that he/she has full authority to sign and deliver the same on behalf of Debtor and to bind Debtor, as a corporation, thereto.

     In witness of the mutual promises, covenants and representa tions set forth herein, the parties have caused this Agreement to be duly executed and delivered at Wichita, Kansas, on the day and year first above written.

                              RAYTHEON AIRCRAFT CREDIT CORPORATION


                              By:   /s/ Daniel K. Smartt
                                    ----------------------------------
                                        Daniel K. Smartt
                                        "Secured Party"


                              GREAT LAKES AVIATION, LTD


                              By:   /s/ Douglas G. Voss
                                    ----------------------------------
                                        Douglas Voss, Chairman
                                             "Debtor"

STATE OF _____________   )
                         ) ss.
COUNTY OF ___________    )


     This instrument was acknowledged before me on the 11th day of July, 1997, by Douglas Voss, who is the Chairman of Great Lakes Aviation, Ltd., on behalf of the corporation.

                                   ___________________________________
                                     Notary Public

                                   My Commission Expires:

                                   ___________________________________

                                    EXHIBIT A
                             INITIAL LOAN DOCUMENTS





                                             CURRENT
                         TOTAL               MONTHLY            PAST DUE
SERIAL #                  DUE                PAYMENT             AMOUNT
-----------        ----------------        -----------        ------------
UC-159             $  2,322,230.95          $ 32,565.58       $194,409.42
UC-152                2,322,225.54            32,565.50        194,409.18
UC-101                2,512,033.72            32,736.58        161,720.26
UC-105                2,271,088.54            32,317.00        161,025.74
UC-126                2,757,713.83            36,123.49        179,904.05
UC-167                2,869,923.52            37,593.33        187,224.23
UC-174                2,815,971.61            36,886.61        183,704.57
UC-122                2,748,572.93            34,976.28        188,817.67
UC-125                2,757,713.83            36,123.49        179,904.05
UC-96                 2,344,545.19            30,241.23        150,539.07
UC-141                2,467,133.58            31,637.73        157,486.09
UC-138                2,451,700.76            31,623.38        157,419.34
UC-171                2,842,821.44            37,221.44        185,288.94
UC-145                2,428,710.14            30,966.60        154,140.74
UC-150                2,428,710.14            30,966.60        154,140.74
UC-168                2,876,773.98            37,665.98        187,501.88
UE-94                 3,442,799.22            37,207.85        185,112.73
UE-97                 3,442,799.22            37,207.85        185,112.73
UE-96                 3,451,339.89            37,211.89        179,621.98
UE-100                3,455,614.28            37,213.17        183,726.41
UE-101                3,470,333.01            37,201.66        189,212.63
UE-118                3,506,651.51            38,069.95        168,645.95
120-071               3,552,951.77            80,834.92        403,357.24
$5M Note              5,228,854.16                 0.00      5,228,854.16
                     -------------           ----------      ------------
                     70,769,212.76           847,158.11      9,501,279.80
                     -------------           ----------      ------------